Exhibit 10.1

Check-Cap, LLC

2006 UNIT OPTION PLAN

Check-Cap, LLC

2006 UNIT OPTION PLAN

This plan, as amended from time to time, shall be known as the Check–Cap, LLC 2006 Unit Option Plan (the "Plan").

1.	Purpose

The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase member value by:

(a)	motivating superior performance by means of performance-related incentives;

(b)	encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Persons; and

(c)
enabling the Company to attract and retain the services of outstanding management team and other qualified and dedicated employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.	Definitions

For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendices), the following definitions shall apply:

(a)	"Administrator" - means the Board or the Committee as shall be administering the Plan, in accordance with Section 3 hereof.

(b)	"Affiliate" - means an entity, which is a Parent or Subsidiary of the Company, direct or indirect.

(c)
"Applicable Laws" - means the requirements relating to the taxation or administration of employee option plans or grants or exercises of options under the law of the State of Israel with respect to option grants made hereunder to persons subject to taxation by the State of Israel and the laws of the United States, the State of Illinois with respect to option grants made hereunder to persons not subject to taxation by the laws of the State of Israel, any stock exchange or quotation system on which equity interests in the Company are listed or quoted.

(d)	"Approved 102 Option" - means an Option granted pursuant to Section 102(b) of the Tax Ordinance and held in trust by the Trustee for the benefit of the Optionee.

(e)	"Board" - means the Board of Directors of the Manager of the Company which functions as the board of the Company.

(f)
"Cause"- means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any failure (as a result of gross negligence or willful misconduct) to carry out, as an employee of or service provider to the Company or its Affiliates, a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and which was capable of being lawfully performed by Optionee; (iii) embezzlement or theft of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company, or engagement in any business competitive to the business of the Company or of its Affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Administrator to be materially detrimental to the Company.

(g)	"Code" - means the United States Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” - shall mean a committee of the Board, designated by the Board to administer the Plan.

(i)	“Company” – shall mean Check-Cap, LLC, a Delaware limited Liability Company, and any successor thereto.

(j)	“Common Units” or “Units” – shall mean the common units of the Company, as may be adjusted pursuant to the Operating Agreement.

(k)
“Consultant” – means any person who is engaged by the Company to render consulting or advisory services to any of the Company entities; provided, however, that a consultant must be an individual who is providing or will be providing bona fide services to the Company, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company.

(l)	“Date of Grant”- shall have the meaning set forth in Section 21 below.

(m)	“Director” – means a member of the Board.

(n)
“Disability” – means an Optionee’s inability to perform his or her duties with the Company, or any of its affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company.

(o)	“Effective Date” – shall mean the date on which the Plan is approved by the Board.

(p)	"Eligible Person" – shall mean an Employee, a Consultant or a Service Provider.

(q)	“Employee” - shall mean any person, including an officer or Director of the Company or any Affiliate who is employed by the Company or its Affiliate.

(r)
“Employment” – shall mean for purposes of Section 10 continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Administrator shall otherwise determine) any period of paid vacation, or any approved leave of absence.

(s)	“Exchange Act” – shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended, or under any similar law of any other jurisdiction.

(t)	“Exercise Price” – shall mean the price for each Unit subject to an Option.

(u)	“Fair Market Value” – means, as of any date, the value of a Unit determined as follows:

If the Units are listed on any established stock exchange or a national market system, including without limitation the Israeli Stock Exchange, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Units (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in print version of The Wall Street Journal or such other source as the Administrator deems reliable;

If the Units are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the average of the high bid and low asked prices for the Units on the last market trading day prior to the day of determination, or;

In the absence of an established market for the Units, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(v)
“IPO” – means the initial public offering of the Company’s Units or interests into which the Units are convertible or for which the Units are exchangeable pursuant to a registration statement filed with and declared effective under the Israeli Securities Law, 1968, or under the United States Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.

(w)	"Operating Agreement" shall mean the amended and restated Operating Agreement of the Company, dated August 17, 2005, as it may be amended from time to time in accordance with its terms.

(x)
“Option” – shall mean the right to purchase the number of Units specified by the Administrator, at a price and for the term fixed by the Administrator in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Administrator shall impose.

(y)
“Option Agreement” – means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement shall state, inter alia, the number of Units covered thereby, the dates when it may be exercised (subject to section 8), the Exercise Price and such other terms as the Administrator in its discretion may prescribe. The Option Agreement is subject to the terms and conditions of the Plan.

(z)	"Optionee" means an Eligible Person who receives or holds an Option under the Plan.

(aa)	"3(i) Options" - means Options granted to Optionees resident in the State of Israel that do not contain such terms as will qualify them under Section 102 of the Tax Ordinance.

(bb)
"102 Option" – means an Option that the Board intends to be a "102 Option" which shall only be granted to employees  resident in the State of Israel who are not Ten Percent Members, and shall be subject to and construed consistently with the requirements of Section 102 of the Tax Ordinance. The Company shall have no liability to an Optionee, or to any other party, if an Option (or any part thereof), which is intended to be a 102 Option, is not a 102 Option. Approved 102 Options may either be classified as Capital Gain Options ("CGO") or Ordinary Income Options ("OIO").

Approved 102 Options elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

Approved 102 Options elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election") shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of any Approved 102 Option.

Such Election shall become effective beginning on the date of the first grant of an Approved 102 Option under the Plan and shall remain in effect until at least the end of the calendar year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Approved 102 Options granted during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

All Approved 102 Options must be held in trust by a Trustee, as described in Section 13.

For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

With regards to Approved 102 Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

(cc)
"Parent" - means any entity (other than the Company) in an unbroken chain of entities ending with the Company if, at the time of granting an Option, each of the entities (other than the Company), owns equity interests representing fifty percent (50%) or more of total combined voting power of all classes of equity in one of the other entities in such chain.

(dd)	"Securities Law" means the Israeli Securities Law of 1968 as amended, the United States Securities Act of 1933, as amended, or any similar law of any other jurisdiction that is applicable.

(ee)
"Service Provider" - means an Employee, Director, supplier, Office Holders ([“Nose Misra”] - as such term is defined in the Companies Act, 1999, including, inter alia, any other person who is part of the upper management of the Company and who grants managerial services to the Company or an officer) of the Company.

(ff)	"Subsidiary" - shall mean any entity of which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of equity of such entity.

(gg)	"Successor Company" means any entity into or with which the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.

(hh)	"Tax Ordinance" - means the Israeli Income Tax Ordinance [New Version]-1961 and the rules and regulations promulgated thereunder as now in effect or as hereafter amended.

(ii)
"Ten Percent Member" - means a person who owns interests possessing more than ten percent (10%) of the total combined voting power of all classes of equity of the Company or of any of its Affiliates immediately before such Option is granted, and in accordance with Section 32(a) of the Tax Ordinance.

(jj)
"Transaction" - means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or (ii) a sale of all or substantially all of the assets or equity interests the Company.

(kk)
"Trustee" - means any individual appointed by the Company to serve as a trustee and approved in accordance with the laws of the State of Israel that may be replaced at the discretion of the Administrator.

(ll)	"Trust Agreement" – means Addendum B to the Israeli Income Tax rules (Tax Relief for Allocation of Units to Employees 2003), as now in effect or as hereafter amended.

(mm)	"Vesting Dates" - means, with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in Section 8 of the Plan.

(nn)	"Unapproved 102 Option" - means an Option granted pursuant to Section 102(c) of the Tax Ordinance and not held in trust by a Trustee.

3.	Administration of the Plan

(a)
The Plan shall be administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan as necessary and advisable in the administration of the Plan.

(b)
Provided that the Board is entitled by law and pursuant to the Operating Agreement to delegate all and any of its powers and authority granted to it under the plan to a Committee, the Board may do so in a manner consistent therewith and the Committee shall be the Administrator.

(c)
The Administrator shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations, as it deems necessary or desirable for the proper administration of the Plan.  The Administrator shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

(e)
Subject to the provisions of the Plan, the Applicable Laws and, the Operating Agreement, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

i.	to construe and interpret the terms of the Plan and any Options granted pursuant to the Plan;

ii.	(i)	to designate the Eligible Persons to whom Options may from time to time be granted hereunder;

iii.	(ii)
determine, on the date of grant, the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Units to be covered by each Option, provisions concerning the time and extent to which the Options may be exercised (but not beyond the Option expiration date), and the nature and duration of restrictions as to the transferability, or restrictions constituting substantial risk of forfeiture upon occurrence of certain events;

iv.	(iii)	to prescribe forms of agreement for use under the Plan;

v.	(iv)	to determine the terms of any Option granted hereunder;

vi.	designate the type of Options;

vii.	(vi)	to determine the Exercise Price of any Option granted hereunder;

viii.	to determine the Fair Market Value of Units, subject to the terms hereof;

ix.	cancel or suspend Options, as necessary;

x.	(viii)
to prescribe, amend and rescind the Plan, provided that any such amendment that would adversely effect the Optionee’s rights under an outstanding Option shall not apply to such outstanding Option without the Optionee’s written consent.

xi.	(ix)	to take all other action and make all other determinations necessary for the administration of the Plan.

(f)
Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan, shall, to the maximum extent permitted by Applicable Law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Optionees and any person claiming under or through any Optionee.

(g)	No individual constituent of the Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

(h)
Any individual constituent of the Administrator shall be eligible to receive Options under the Plan while serving as a constituent member of the Administrator, unless otherwise specified herein. No person shall be eligible to be a member of the Administrator if that person’s membership would prevent the Plan from complying with exemptions provided within the Applicable Laws.

4.	Designation of Optionees

(a)
Options granted under this Plan may or may not contain such terms as will qualify the Options as, 102 Options or as 3(i) Options. Options granted under this Plan may or may not contain such terms as will qualify the Options as qualified options under Applicable Laws ("Qualified Options").

(b)
Each Option, granted pursuant to the Plan, shall be evidenced by an Option Agreement, in such form as the Administrator shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Units to which the Option relates, the type of Option granted thereunder (whether an CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price, the expiration date and such other terms and conditions as the Administrator may prescribe, provided that they are consistent with the terms of this Plan and the Administrator's discretion hereunder. The written agreement shall be delivered to the Optionee and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto (each, an "Option Agreement").

(c)
The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Consultants and/or Service Providers; provided, however, that options qualified under Section 102 of the Tax Ordinance shall be granted only to Employees of the Company who are not Ten Percent Owners of the Company.

(d)
Neither this Plan nor any Agreement nor any offer of Options to an Optionee shall impose any obligation on the Company to continue to employ or to engage the services of any Optionee, and nothing in the Plan or in any Option granted pursuant hereto shall give any Optionee any right to continue his employment or service with the Company or restrict the right of the Company to terminate such employment or services at any time. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss an Optionee free from any liability, or any claim under the Plan, except as provided herein or in any Option Agreement.

(e)
The grant of an Option to an Optionee hereunder shall neither entitle such Optionee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other incentive or Unit option plan of the Company or any of its Affiliates

(f)
Anything in the Plan to the contrary notwithstanding, all grants of Options to Directors and officers shall be authorized and implemented in accordance with the provisions of Applicable Law and the Operating Agreement.

5.	Units subject to the plan

(a)
Maximum Number of Units The Company has reserved a total of 330.6417. Common Units which represented 10% of its equity prior to the issuance of its series Units and, as of the date hereof, represents 8.3006% of the Company [post Series B] Any Units which remain unissued and which are not subject to the outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Units to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Units subject to such Option may again be subjected to an Option under the Plan or under the Company’s other Unit option plans subsequently adopted by the Company, provided, however, that Units that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

(b)
Units Available for Issuance. Units may be made available from the authorized but unissued Units of the Company or from Units not reserved for some other purpose. In addition, if any Option in respect of Units is canceled or forfeited for any reason without delivery of Units, the Units subject to such Option shall thereafter again be available for award pursuant to the Plan.

6.	Term of Option

If not previously exercised, each Option shall expire upon the tenth (10th) anniversary  of the date of the grant thereof or, upon the earlier termination of the Optionee's Employment (or, if applicable, on the day following the last day on which such Option is exercisable under Section 10 below), provided that the Administrator may establish a shorter term for an Option at the time of the grant of such Option.

7.	Unit Exercise Price and Consideration

(a)
The Exercise Price of each Unit subject to an Option shall be determined, by the Administrator; provided, however that in no event will such Exercise Price be less than 100% of the Fair Market Value per Unit on the date of grant.

(b)	Each Option Agreement will contain the Exercise Price determined for each Option covered thereby.

(c)
The total consideration to be paid for the Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, or (3) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)
The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid), as determined by the Administrator.

(e)	The proceeds received by the Company from the issuance of Units subject to the Options will be added to the general funds of the Company and used for any lawful business purposes.

8.	Vesting of the Options

(a)
Subject to the provisions of the Plan, each Option shall vest and become exercisable commencing on the Vesting Date(s) thereof, as determined by the Administrator, for the number of Units as shall be provided in the Option Agreement. However, no Option shall be exercisable after its expiration date.

(b)
An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Administrator may deem appropriate. The vesting provisions of individual Options may vary.

9.	Exercise of Option; Right as a Member

(a)
Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance, which exercise shall be effective upon receipt of such notice by the Company and the payment of the Exercise Price times the number of Units being purchased at the Company’s principal office. The notice shall specify the number of Units with respect to which the Option is being exercised.

(b)
The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 10 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

(c)
Units issued upon exercise of an Option shall be issued in the name of the Optionee. Prior to exercise and until the issuance (as evidenced by the appropriate entry on the books of the Company) of the stock certificate evidencing such Units, an Optionee, as such, shall have no right to vote or receive distribution or any other rights of a Member.

(d)
An Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of its acquired Units under the Option or gives other assurance satisfactory to the Administrator and the Trustee, if applicable, of the payment of those withholding taxes.

(e)	Units shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Units shall comply with Applicable Laws.

(f)
Upon their issuance, the Units shall carry equal voting rights on all matters where such vote is permitted by applicable laws of the jurisdiction of organization of the Company and subject to the terms of the Operating Agreement with respect to the voting rights of other Common Units issued by the Company, provided however, that the Company, at its sole discretion, may require that, until the earlier to occur of the consummation of an IPO by the Company or a successor or, the Tenth (10th) anniversary of the Date of Grant any Units issued upon exercise of Options (and securities of the Company issued with respect thereto) shall be voted by an irrevocable proxy (the "Proxy") in the same manner as the votes of the majority of other Common Members of the Company present and voting at the applicable meeting or acting by written consent if permitted, such Proxy to be assigned to the person or persons designated by the Administrator and to provide for the power of such designated person(s) to act, on its behalf, with respect to any and all aspects of the Optionee’s Unit holdings in the Company. The Proxy may be contained in the Option Agreement of an Optionee or otherwise as the Administrator determines. If contained in the Option Agreement, no further document shall be required to implement such Proxy, and the signature of the Optionee on the Option Agreement shall indicate approval of the Proxy thereby granted. Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member's own fraud or bad faith, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's Operating Agreement or organizational documents, any agreement, any vote of Members or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Units issuable upon exercise of Approved 102 Options, such Units shall be voted in accordance with the provisions of Section 102 and of any rules, regulations or orders promulgated thereunder.

(g)
To avoid doubt, the Optionees shall not have any of the rights or privileges of Members of the Company in respect of any Units purchasable upon the exercise of any Options, until registration of the Optionee as holder of such Units in the Company’s records upon exercise of the Options in accordance with the provisions of the Plan and the Options.

(h)
Subject to the provisions of Section 20(c), if any law or regulation requires the Company to take any action with respect to the Units specified in such notice of exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

(i)
Exercise of an Option in any manner shall result in a decrease in the number of Units and the Options thereafter available, both for purposes of the Plan and for exercise under the Option, by the number of Units as to which the Option is exercised.

10.	Termination of Employment

(a)
Unless the Administrator shall otherwise determine at or after grant, in the event of termination of Optionee's Employment with the Company other than for Cause, Disability or death, or if applicable, the termination of services rendered by the Optionee to the Company other than for Cause, Disability or death, all Options granted to that Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Option Agreement, be exercised within three (3) months after the date of such termination (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years after the termination date as may be determined by the Administrator. but in any event, no later than the expiration date of the Options. If, on the date of termination, the Units subject to the Option have not vested in their entirety, any Units covered by the unvested portion of the Option shall expire and be of no further force and effect and revert to the Plan. To the extent the vested portion of the Option is not so exercised within the time specified herein, such unexercised vested portion of the Option shall expire and be of no further force and effect, and the Units covered by such unexercised vested portion of the Option shall revert to the Plan.  For the purposes of this section, termination of employment or engagement shall mean the effective date of the termination.

(b)
If the Optionee’s Employment is terminated because of Optionee's death or Disability (or the Optionee dies within three (3) months after a Optionee's termination other than for Cause), then Optionee's Options may be exercised, only to the extent that such Options are exercisable by Optionee termination date or within twelve (12) months after the Optionee termination date or as otherwise determined by the Administrator. Such Options must be exercised by Optionee (or Optionee's legal representative or authorized assignee), if at all, as to all or some of the then vested Units calculated as of the termination date or such other date determined by the Administrator, within twelve (12) months after the termination date but in any event no later than the expiration date of the Options. If, on the date of termination, there are Options, which are not entirely vested, the Units covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Units covered by such Option shall revert to the Plan.

(c)
In the event of termination of Optionee's employment with the Company for Cause, or if applicable, the termination of services rendered by the Optionee to the Company for Cause, all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, immediately expire and shall be of no further force and effect as of the date of such termination, unless otherwise determined by the Administrator.

(d)
An optionee shall not be deemed to have been terminated by the Company or an Affiliate in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between Affiliates of the Company, or any successor thereof.

11.	Adjustments

(a)
Changes in Capitalization Subject to the terms of the Operating Agreement, the number of Units covered by each outstanding Option, the number of Units which have been reserved for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of Options, as well as the Exercise Price per Unit of Units covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Units resulting from a Unit split, reverse Unit split, Unit dividend, combination or reclassification of the Units, or any other increase or decrease in the number of issued Units without investment of cash. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of equity of any class, or securities convertible into equity of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to an Option or the Exercise Price specified in an Option. If the Options or the Units issued upon the exercise of such Options will be deposited with a Trustee, as determined by the Administrator, all of the Units formed by these adjustments also will be deposited with the Trustee in the same terms and conditions as the original Options or Units.

(b)
Dissolution or Liquidation In the event of a dissolution or liquidation of the Company (either voluntary or involuntary) (the "Event"), the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such Event. The Administrator in its sole discretion may allow the exercise of any or all outstanding Options, whether or not vested, within a reasonable period of time prior to and in connection with the Event and subject to the provisions of the Applicable Laws. To the extent it has not been previously exercised, an Option will terminate immediately prior to the Event.

(c)	Merger, Acquisition, Units’ sale, Assets’ Sale

i.
In the event of a merger or consolidation of the Company with or into another entity resulting in such other entity being the surviving entity, an acquisition of all or substantially all of the outstanding capital of the Company, or the sale of substantially all of the assets of the Company (each such event, a "Transaction"), the Company shall send each Optionee notice of such Transaction not less than thirty (30) days prior to the closing of such Transaction.  The Optionee shall at that time be given the opportunity to exercise the Optionee's Option in connection with the Transaction and to receive in the Transaction such consideration as the holders of Common Units receive in the Transaction and may have the opportunity to retain his Option from the Company or may receive a substitute option from the surviving company, if any.

ii.
Anything herein to the contrary notwithstanding, if a Transaction shall occur prior to the consummation of an IPO, then each Optionee shall be obliged to sell or exchange, as the case may be, any Units such Optionee purchased under the Plan, in accordance with the instructions of the Board, at its sole and absolute discretion, in connection with the Transaction, and in the same terms as shall be applicable to all the Common Members of the Company.

12.	Designation of Options Pursuant to Section 102

(a)	The Administrator may designate Options pursuant to Section 102 as Unapproved 102 Options or as Approved 102 Options.

(b)	The grant of an Approved 102 Option under the Plan shall be conditioned upon the approval of the Plan by the Israeli Tax Authorities.

(c)	Approved 102 Options may be classified as either Capital Gain Options or Ordinary Income Options.

(d)	Each Option Agreement shall state, inter alia, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the Exercise Price.

(e)
No Approved 102 Options may be granted under this Plan to any Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), shall be appropriately filed with the Israeli Tax Authorities at least thirty (30) days before the first Date of Grant of an Approved 102 Option under this Plan. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Approved 102 Options granted during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance, as now in effect or as hereafter amended. For the avoidance of doubt, such Election shall not prevent, subject to the Board’s sole discretion, the Company from simultaneously (i) granting Unapproved 102 Options; or (ii) 3(i) Options.

(f)	All Approved 102 Options must be held in trust by a Trustee, as described in Section 13 below.

(g)
For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Tax Ordinance and regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(h)
With regard to Approved 102 Options, the provisions of the Plan and the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

13.	Trustee

(a)
The Administrator may choose to deposit any or all Options granted pursuant to the Plan with a trustee (the "Trustee"). In such event, the Trustee shall hold such Options, and any Units issued upon the exercise of any of such Options, in trust pursuant to the Company's instructions from time to time. The Trustee shall be entitled to make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the exercise of the Options or their sale to a third party. The Company shall deliver the Trustee all the necessary information required by him. The Trustee shall be exempt from any liability with respect to any action or decision duly taken in its/his capacity as Trustee.

(b)
Anything herein to the contrary notwithstanding, Approved 102 Options granted under the Plan and/or all Units allocated or issued upon exercise of such Approved 102 Options and/or all other interests in the Company received subsequently following any realization of rights in connection with such Approved 102 Options or Units and all rights attached to Units described above or Approved 102 Options, shall be allocated or issued to the Trustee and held for the benefit of the Optionee for such period of time as required by Section 102 or any regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended (the "Restricted Period Per Section 102"). All of the rights attached to Units issued upon exercise of Approved 102 Options, including without limitation distributions in respect of the Units, shall be subject to the same tax treatment as the treatment to which such Options are subject. In case the requirements pursuant to Section 102 for an Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended.

(c)
Notwithstanding anything to the contrary, the Trustee shall not enter into any transaction or take any action with respect to Approved 102 Options or Units issued upon exercise thereof, will not transfer, assign, release, pledge, mortgage voluntarily, or grant in connection therewith any proxy (except as provided for in Section 9(f) hereof) or assignment deed, whether immediately effective or effective at a future date, other than by will or by operation of law, until after the full payment of the Optionee’s tax liabilities arising from the grant of such Options or their exercise or release or transfer by the Trustee or after guarantying the payment of said taxes. If such Options or Units have been transferred by will or by operation of law, the provisions of Section 102 will apply with respect to the heirs or the transferees of the Optionee or Member, as the case may be.

(d)
Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Option or Unit held, released or transferred by the Trustee, in accordance with the terms of Section 102.

(f)
Subject to the provisions of Section 102 of the Tax Ordinance and any Rules promulgated there under as now in effect or as hereafter amended, during the Restricted Period Per Section 102 an Optionee may not release the Approved 102 Options or Shares issued upon exercise thereof from trust or sell such Options or Shares while they are held by the Trustee. At any time thereafter each Optionee may require (but shall not be obligated to require) the Trustee to sell upon Optionee's direction, or transfer to the Optionee, any Approved 102 Options or Shares issued pursuant to the exercise of such Approved 102 Options, provided that (1) such transfer is in compliance with all applicable securities laws, and (2) all applicable tax due pursuant to such a sale or transfer has been paid in accordance with Section 102 of the Tax Ordinance and the Trustee has received an acknowledgment from the Israeli Tax Authorities that the Optionee has paid any applicable tax due pursuant to the Tax Ordinance. Notwithstanding the above, if any such sale or release occurs during the Restricted Period Per Section 102, the sanctions under Section 102 of the Tax Ordinance and under any Rules promulgated there under as now in effect or as hereafter amended, shall apply to and shall be borne by such Optionee.

14.	Transfer Restrictions

Until the IPO, the sale or the transfer of the Units issued under this Plan and following the exercise of the Option, shall be subject to any and all restrictions on transfer applicable to Common Units in particular or Units in general issued by the Company.

15.	Purchase For Investment; Limitations Upon IPO; Representations

(a)
The Company’s obligation to issue or allocate Units upon exercise of an Option granted under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Units under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Units complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee) is purchasing such Units for investment and not with any present intention of selling or otherwise disposing thereof.

(b)
The Optionee acknowledges that in the event that the Company’s Units or interests into which the Units are exchanged shall be registered for trading in any public market, Optionee’s rights to sell the Units may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee and his heirs or legal representatives unconditionally agree and accept any such limitations upon accepting any Options granted under this Plan.

(c)
If any Units shall be registered under the United States Securities Act of 1933, no public offering otherwise than on a national securities exchange (as defined in the United States Securities Exchange Act of 1934, as amended) or other securities market of any Units shall be made by the Optionee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the United States Securities Act of 1933.

(d)	Upon the grant of Options to an Optionee or the issuance of Units upon the exercise thereof, the Company shall obtain from such person the representations and undertakings as follows:

(i)
That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to make any claim against the Company or any of its Directors, Officers, Employees, Members, agents or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company‘s Units was not worthwhile, for any reason whatsoever.

(ii)	That the Optionee knows that his rights regarding the Options and the Units are subject, for all intents and purposes, to the terms of the Company’s Operating Agreement.

(iii)
That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Units to other persons, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the Members of the Company, exercising of the option or any matter related to or stemming from them.

(iv)
That the Optionee knows that neither the Plan nor the grant of an Option or Units thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the Plan or in any Option or Units granted pursuant thereto shall confer upon any Optionee any right to continue being engaged or employed by the Company, or restrict the right of the Company to terminate such engagement or employment at any time.

(v)
As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of such exercise that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required.

16.	Distributions

With respect to all Units (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive distributions in accordance with the quantity of such Units, subject to the provisions of the Operating Agreement and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 (if applicable to such Optionee) and the rules, regulations or orders promulgated thereunder.

17.	Restrictions On Assignability And Sale Of Options/Units

(a)
No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the Plan and the Operating Agreement. During the lifetime of the Optionee each and all of such Optionee's rights to purchase Units hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

(b)
As long as Options and/or Units are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Units are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

(c)
Unless otherwise determined by the Administrator, following an IPO, an Optionee shall not have the right to effect a sale of Units issued upon the exercise of an Option during the period of any post-IPO lock-up period that the Administrator agrees will be applicable to Optionees or persons holding equity instruments as a result of exercising Options.

18.	Amendment and Termination of the Plan

(a)
The Plan was adopted by the Board of Directors of the Company on ______________ 2006.  The number of Units for which Options are issuable pursuant to the Plan may only be changed in accordance with the Operating Agreement.

(b)
The Board may, at any time and from time to time, terminate, alter, adjust, suspend or amend the Plan in any respect, except that if at any time the approval of the Members of the Company is required pursuant to the Israeli Companies Law, 1999, under Section 57 or the regulations promulgated thereunder, the Board may not effect such modification or amendment without such approval. In no event may any action of the Company adversely alter or impair the rights of an Optionee, without such Optionee’s consent, under any Option previously granted to such Optionee.

(c)
Notwithstanding Subsection 18(b) above, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

(d)
The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years after the earlier of its adoption by the Board, unless sooner terminated by the Board.

19.	Integration Of Section 102 And Tax Commissioner’s Permit

(a)
With regard to Approved 102 Options, the provisions of the Plan and/or any Option Agreement for Approved 102 Options shall be subject to the provisions of Section 102 and the Income Tax Commissioner’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement.

(b)
Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees holding such Options.

20.	General Provisions

(a)
Withholding. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Options under this Plan. In the case of any Option satisfied in the form of Units, no Units shall be issued unless and until arrangements satisfactory to the Administrator shall have been made to satisfy any withholding tax obligations applicable with respect to such Option. Without limiting the generality of the foregoing and subject to such terms and conditions as the Administrator may impose, the Company shall have the right to retain, or the Administrator may, subject to such terms and conditions as it may establish from time to time, permit Optionees to elect to tender, Units (including Units issuable in respect of an Option) to satisfy, in whole or in part, the amount required to be withheld.

(b)
The Company may place a legend on each Unit certificate to the effect that such Units were acquired pursuant to an investment representation and are subject to limitations on offers, transfers and sales as the case may be and such other legends as may be specified in the Operating Agreement.

(c)
Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Option or to otherwise sell or issue Units in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Option under this provision shall not extend the term of such Options, and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee with respect to any Option (or Units issuable thereunder) that shall lapse because of such postponement.

(d)
Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(e)
Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Illinois, notwithstanding the conflicts of laws principles of any jurisdictions.  The Plan and all instruments issued thereunder or in connection therewith any Affiliates and/or Subsidiaries, shall be governed by, and interpreted in accordance with, the applicable laws with in the country of organization of the Affiliate and/or Subsidiary or the laws of any jurisdiction to which persons receiving Options employees under the Plan are subject.

21.	Date of Grant

Subject to Applicable Laws, the Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option.

22.	Tax Consequences

Any tax consequences arising from the grant or exercise of any Option or from the disposition of Units or from any other event or act (whether of the Optionee or of the Company or of its Trustee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Optionee shall agree to indemnify the Company that employs the Optionee and/or the Trustee, and/or the Company’s Members and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee, provided that they acted in due care. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

23.	Securities Law and Other Regulatory Compliance

This Plan is intended to comply with the Applicable Law. Any provision of this Plan, which is inconsistent with the Applicable Law shall, without further act or amendment by the Company or the Administrator, be reformed to comply with the requirements of Applicable Law. An Option will not be effective unless such Option is in compliance with all Applicable Laws as applicable to the Company with respect to such Optionee as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Units under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Units under any applicable laws or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Units with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

24.	Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases.  For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.  Subject to the provisions of the Plan, in the event of a conflict between the terms and conditions of the Plan and the Option Agreement, the terms and conditions of the Plan shall prevail.

25.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Units hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority shall not have been obtained.

26.	Multiple Agreements

The terms of each Option may differ from other Options granted to each Optionee under the Plan at the same time.  The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

27.	Disputes

Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Option Agreements shall be determined by the Administrator and any interpretation made by the Administrator of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.

Adopted by the Board on ____________, 2006.

Signed

Title

Approved by the Board on September 28, 2010

Amendments to the 2006 Units Option Plan (the "Plan")

1.	Anywhere in the Plan, the term "Operation Agreement" shall be replaced with the term "Company's Articles of Association".

2.	In section 7(a) of the Plan, the words "provided, however that in no event will such Exercise Price shall be less than 100% of the Fair Market Value per Unit on the date of grant" shall be deleted.

3.	In section 11(a) of the Plan, the following sentence will be inserted before the words "Except as expressly provided herein":

"In the event that the Company shall distribute a Unit dividend to all of the holders of shares of the Company ("Bonus Shares"), then the number of shares underlying the Options granted to each Optionee under the Plan shall be increased to include such number of Bonus Shares to which Optionee would have been entitled had the Options held thereby been exercised prior to the distribution of the Bonus Shares."